Exhibit 99.1

News Release

Contacts: Susan Szita Gore, Media (203) 837-2311 - susan_szita-gore@praxair.com Kelcey Hoyt, Investors (203) 837-2118 - kelcey_hoyt@praxair.com	Praxair, Inc. 39 Old Ridgebury Road Danbury, CT 06810, U.S.A www.praxair.com

PRAXAIR REPORTS FOURTH-QUARTER AND FULL-YEAR 2011 RESULTS

•	Fourth-quarter sales of $2.8 billion, 7% above prior-year quarter; adjusted diluted EPS of $1.36, up 9%*

•	Full-year sales of $11.3 billion, up 11% from 2010; adjusted diluted EPS of $5.43, up 15%*

•	Record full-year operating cash flow of $2.5 billion

•	Record project signings with $2.7 billion backlog at year-end

•	10% dividend increase; 19th consecutive annual increase; new share repurchase program authorized for $1.5 billion

•	Full-year 2012 EPS guidance of $5.70 to $5.90; up 5% - 9% (up 10% - 14%, ex-currency)*

•	First quarter 2012 EPS guidance of $1.33 to $1.38; up 3% - 7% (up 9% - 12%, ex-currency)*

DANBURY, Conn., January 25, 2012 — Praxair, Inc. (NYSE: PX) reported fourth-quarter net income and diluted earnings per share of $420 million and $1.38, respectively. These results include a gain on an acquisition and charges relating to severance and business restructuring actions, primarily in Europe. Excluding these items, adjusted net income and diluted earnings per share were $414 million and $1.36, 7% and 9% above the prior-year quarter, respectively.*

Sales in the fourth quarter were $2,796 million, up 7% from the prior-year quarter due to higher volumes and prices, partially offset by negative currency translation. Reported operating profit in the fourth quarter was $618 million. Adjusted operating profit of $619 million was 10% above the prior-year quarter due to higher volumes and prices combined with productivity improvements.*

For the full year of 2011, reported net income was $1,672 million and reported diluted earnings per share was $5.45. Full-year adjusted net income was $1,666 million, up 13% from 2010. Adjusted diluted earnings per share was $5.43, 15% above the prior year.*

Full-year sales grew 11% from 2010 to $11,252 million, due primarily to higher volumes and prices. Reported operating profit was $2,468 million. Adjusted operating profit of $2,469 million was 14% above 2010, due to higher volumes, price and operating leverage from productivity programs.*

For the full year, cash flow from operations was a record $2,455 million. Capital expenditures, primarily for new production plants under long-term contracts with customers, were $1,797 million. Acquisition expenditures of $294 million were primarily acquisitions of packaged gas distributors in the United States, combined with increased ownership of businesses in Scandinavia and the Middle East. The company paid $602 million of dividends and repurchased $742 million of stock, net of issuances.

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PRAXAIR REPORTS FOURTH-QUARTER AND FULL-YEAR 2011 RESULTS	Page 2 of 10

Commenting on the financial results and business outlook, Chairman and Chief Executive Officer Steve Angel said, “In 2011, Praxair again delivered strong growth combined with industry-leading profitability. We signed a record amount of new contracts in 2011 and finished the year with a backlog of $2.7 billion of new projects under construction which will come on-stream in 2012, 2013, and 2014.

“As we enter 2012, our outlook remains positive, particularly for the North American energy, manufacturing and materials industries which we serve and the growing economies in Asia and South America. We expect strong project activity again in 2012 and we remain confident in our ability to execute in a manner our customers and shareholders have grown to anticipate.”

For the full year of 2012, Praxair expects sales in the area of $11.7 to $12 billion, up 4% to 7%. On an underlying basis, Praxair is expecting to sustain sales growth of 8% to 12%, similar to 2011, from volume, price, project start-ups and acquisitions. However, at current exchange rates sales growth is expected to be negatively impacted by about 5% due to currency translation which is reflected in our guidance. The company expects diluted earnings per share to be in the range of $5.70 to $5.90 which includes a negative year-over-year impact of about 25 cents at current rates from the strengthening of the U.S. dollar across a number of currencies including the real, euro, peso, won and rupee. Full-year capital expenditures are expected to be in the range of $2.1 to 2.4 billion, and the effective tax rate is forecasted to remain at about 28%.

For the first quarter of 2012, Praxair expects diluted earnings per share in the range of $1.33 to $1.38 which includes a negative year-over-year currency impact of about 7 cents at current exchange rates.

Following is additional detail on fourth-quarter 2011 results by segment.

In North America, fourth-quarter sales were $1,399 million, up 7% from the prior-year quarter. Underlying sales grew 10% from higher volumes and prices, largely attributable to growth in the manufacturing, energy, chemicals and metals markets. Operating profit of $364 million grew 17% from the prior year due to higher volumes, price and cost savings.

In Europe, fourth-quarter sales were $380 million. Sales were 12% above the prior year due primarily to the acquisition of increased ownership of Yara Praxair in Scandinavia, partially offset by lower volume. Operating profit was $61 million in the quarter, compared to $68 million in the prior year primarily due to lower volumes. During the quarter actions were taken to reduce costs, including severance and facility consolidation.

In South America, fourth-quarter sales were $532 million. Sales grew 8% from the prior-year quarter, excluding a 5% negative currency impact, due primarily to higher price and volumes. Operating profit was $118 million as compared to $114 million in the prior-year period due primarily to cost reduction programs and price.

Sales in Asia were $325 million in the quarter, up 6% from the prior year, driven by volume growth in India, China and Korea including new plant start-ups. Sales growth came primarily from metals and chemicals customers. Operating profit was $52 million, as compared to $50 million in the prior-year, due primarily to higher volumes, partially offset by cost inflation and lower volumes in Thailand due to the floods.

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PRAXAIR REPORTS FOURTH-QUARTER AND FULL-YEAR 2011 RESULTS	Page 3 of 10

Praxair Surface Technologies had fourth-quarter sales of $160 million, up 7%, compared to $150 million in the prior-year quarter. Sales growth came from the energy market from higher coatings of parts used in oil and gas exploration and from higher volumes of aviation coatings. Operating profit increased to $24 million from $20 million in the quarter due to volume growth. During the quarter actions were taken to reduce costs in Europe, including severance and facility consolidation.

Praxair is the largest industrial gases company in North and South America, and one of the largest worldwide. The company produces, sells and distributes atmospheric and process gases, and high-performance surface coatings. Praxair products, services and technologies are making the planet more productive by bringing efficiency and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, metals and others. More information on Praxair is available on the Internet at www.praxair.com.

*	See the attachments for calculations of non-GAAP measures. Fourth-quarter and full-year 2011 results are adjusted to exclude a gain on acquisition and other restructuring charges. Fourth-quarter and full-year 2010 results are adjusted to exclude Spanish tax settlement and other charges.

# # #

P-05/12

Attachments: Non-GAAP Reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information, Quarterly Financial Summary, and Appendix: Non-GAAP Measures.

A teleconference on Praxair’s fourth-quarter results is being held this morning, January 25, at 11:00 am Eastern Time. The number is (617) 847-8706 — Passcode: 48944786. The call also is available as a web cast at www.praxair.com/investors. Materials to be used in the teleconference are also available.

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from the projections or estimates contained in the forward-looking statements. The company assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A (Risk Factors) in the company’s Form 10-K and 10-Q reports filed with the SEC which should be reviewed carefully. Please consider the company’s forward-looking statements in light of those risks.

PRAXAIR, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATIONS

(UNAUDITED)

The following Non-GAAP measures are intended to supplement investors’ understanding of the company’s financial statements by providing measures which investors, financial analysts and management use to help evaluate the company’s financial leverage, return on capital and operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures.

	Operating profit		Income Taxes		Praxair Net Income		Diluted EPS
(Millions of dollars, except per share amounts)	2011	2010	2011	2010	2011	2010	2011	2010
Fourth Quarter Ended December 31,
Reported GAAP amounts	$618	$505	$156	$346	$420	$133	$1.38	$0.43
Non-GAAP adjustments:
Gain on acquisition (a)	(39)	—	(3)	—	(37)	—	(0.12)	—
Cost reduction program (b)	40	—	9	—	31	—	0.10	—
Spanish tax settlement (c)	—	—	—	(250)	—	250	—	0.80
U.S. Homecare divestiture (c)	—	58	—	18	—	40	—	0.13
Repatriation tax benefit (c)	—	—	—	35	—	(35)	—	(0.11)

Total adjustments	1	58	6	(197)	(6)	255	(0.02)	0.82

Adjusted amounts	$619	$563	$162	$149	$414	$388	$1.36	$1.25

Increase 2011 versus 2010	10%				7%		9%
Effective tax rate			28%	28%

Year Ended December 31,
Reported GAAP amounts	$2,468	$2,082	$641	$768	$1,672	$1,195	$5.45	$3.84
Non-GAAP adjustments:
Gain on acquisition (a)	(39)	—	(3)	—	(37)	—	(0.12)
Cost reduction program (b)	40	—	9	—	31	—	0.10
Spanish tax settlement (c)	—	—	—	(250)	—	250	—	0.80
U.S. Homecare divestiture (c)	—	58	—	18	—	40	—	0.13
Repatriation tax benefit (c)	—	—	—	35	—	(35)	—	(0.11)
Venezuela currency devaluation (c)	—	27	—	1	—	26	—	0.08

Total adjustments	1	85	6	(196)	(6)	281	(0.02)	0.90

Adjusted amounts	$2,469	$2,167	$647	$572	$1,666	$1,476	$5.43	$4.74

Increase 2011 versus 2010	14%				13%		15%
Effective tax rate			28%	28%

(a)	Net gain on Praxair’s acquisition of 16% of Yara Praxair AS and consolidation effective October 2011. Accounting rules require Praxair to fair value its prior 50% ownership interest.
(b)	Charges related to severance and business restructuring actions primarily in Europe (in industrial gases and surface technologies).
(c)	See Praxair’s 2010 Annual Report on Form 10-K for additional explanations.

PRAXAIR, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Millions of dollars, except per share data)

(UNAUDITED)

	Quarter Ended		Year to Date
	December 31,		December 31,
	2011	2010	2011	2010
SALES (a)	$2,796	$2,623	$11,252	$10,116
Cost of sales	1,598	1,492	6,458	5,754
Selling, general and administrative	315	301	1,239	1,196
Depreciation and amortization	249	240	1,003	925
Research and development	23	23	90	79
Cost reduction program and other charges - net (b)	1	58	1	85
Other income (expense) - net	8	(4)	7	5

OPERATING PROFIT	618	505	2,468	2,082
Interest expense - net	38	28	145	118

INCOME BEFORE INCOME TAXES AND EQUITY INVESTMENTS	580	477	2,323	1,964
Income taxes (b)	156	346	641	768

INCOME BEFORE EQUITY INVESTMENTS	424	131	1,682	1,196
Income from equity investments	7	11	40	38

NET INCOME (INCLUDING NONCONTROLLING INTERESTS)	431	142	1,722	1,234
Less: noncontrolling interests	(11)	(9)	(50)	(39)

NET INCOME - PRAXAIR, INC. (b)	$420	$133	$1,672	$1,195

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS

Basic earnings per share	$1.40	$0.43	$5.53	$3.90

Diluted earnings per share (b)	$1.38	$0.43	$5.45	$3.84

Cash dividends	$0.50	$0.45	$2.00	$1.80

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000’s)	299,575	306,133	302,237	306,720
Diluted shares outstanding (000’s)	303,700	310,733	306,722	311,395

(a)	Sales for the 2011 quarter and year-to-date periods increased $10 million and $101 million, respectively, due to higher cost pass-through, with minimal impact on operating profit compared to 2010. Sales for the quarter and year-to-date periods decreased $34 million and increased $260 million, respectively, due to currency effects versus 2010.
(b)	The 2011 and 2010 quarter and year-to-date amounts include items which the Company believes are not indicative of on-going business trends. For a summary of these items, see the non-GAAP reconciliations, as well as the appendix for non-GAAP measures.

PRAXAIR, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Millions of dollars)

(UNAUDITED)

	December 31,	December 31,
	2011	2010
ASSETS
Cash and cash equivalents	$90	$39
Accounts receivable - net	1,795	1,664
Inventories	456	399
Prepaid and other current assets	266	276

TOTAL CURRENT ASSETS	2,607	2,378

Property, plant and equipment - net	10,131	9,532
Goodwill	2,372	2,066
Other intangibles - net	167	132
Other long-term assets	1,079	1,166

TOTAL ASSETS	$16,356	$15,274

LIABILITIES AND EQUITY
Accounts payable	$896	$830
Short-term debt	337	370
Current portion of long-term debt	387	32
Other current liabilities	915	878

TOTAL CURRENT LIABILITIES	2,535	2,110

Long-term debt	5,838	5,155
Other long-term liabilities	1,966	1,864

TOTAL LIABILITIES	10,339	9,129

REDEEMABLE NONCONTROLLING INTERESTS	220	—

EQUITY
Praxair, Inc. shareholders’ equity	5,488	5,792
Noncontrolling interests	309	353

TOTAL EQUITY	5,797	6,145

TOTAL LIABILITIES AND EQUITY	$16,356	$15,274

PRAXAIR, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Millions of dollars)

(UNAUDITED)

	Quarter Ended		Year to Date
	December 31,		December 31,
	2011	2010	2011	2010
OPERATIONS
Net income - Praxair, Inc.	$420	$133	$1,672	$1,195
Noncontrolling interests	11	9	50	39

Net income (including noncontrolling interests)	431	142	1,722	1,234

Adjustments to reconcile net income to net cash provided by operating activities:
Cost reduction program and other charges, net of payments	(5)	57	(5)	$80
Deferred income taxes	(36)	22	(3)	133
Depreciation and amortization	249	240	1,003	925
Accounts receivable	94	25	(108)	(114)
Inventory	12	1	(31)	(26)
Payables and accruals	92	102	44	163
Spanish tax settlement	—	(231)	—	(231)
Pension contributions	(7)	(7)	(94)	(124)
Other	(39)	(61)	(73)	(135)

Net cash provided by operating activities	791	290	2,455	1,905

INVESTING
Capital expenditures	(572)	(451)	(1,797)	(1,388)
Acquisitions, net of cash acquired	(195)	(14)	(294)	(148)
Divestitures and asset sales	46	8	86	52

Net cash used for investing activities	(721)	(457)	(2,005)	(1,484)

FINANCING
Debt increase (decrease) - net	189	509	914	490
Issuances of common stock	31	49	195	183
Purchases of common stock	(179)	(314)	(937)	(587)

Cash dividends - Praxair, Inc. shareholders	(149)	(137)	(602)	(551)
Excess tax benefit on stock option exercises	6	13	53	51
Noncontrolling interest transactions and other	1	12	(3)	(5)

Net cash provided by (used for) financing activities	(101)	132	(380)	(419)
Effect of exchange rate changes on cash and cash equivalents	(4)	3	(19)	(8)

Change in cash and cash equivalents	(35)	(32)	51	(6)
Cash and cash equivalents, beginning-of-period	125	71	39	45

Cash and cash equivalents, end-of-period	$90	$39	$90	$39

PRAXAIR, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Millions of dollars)

(UNAUDITED)

	Quarter Ended December 31,		Year to Date December 31,
	2011	2010	2011	2010
SALES
North America (a)	$1,399	$1,310	$5,531	$5,111
Europe (b)	380	339	1,448	1,334
South America (c)	532	516	2,308	1,970
Asia (d)	325	308	1,317	1,133
Surface Technologies (e)	160	150	648	568

Total sales	$2,796	$2,623	$11,252	$10,116

OPERATING PROFIT
North America (a)	$364	$311	1,372	1,196
Europe (b)	61	68	260	267
South America (c)	118	114	530	454
Asia (d)	52	50	205	166
Surface Technologies (e)	24	20	102	84

Segment operating profit	619	563	2,469	2,167
Cost reduction program and other charges	(1)	(58)	(1)	(85)

Total operating profit	$618	$505	$2,468	$2,082

(a)	North American 2011 sales for the quarter and year-to-date periods decreased $2 million and increased $38 million, respectively, due to higher cost pass-through, with minimal impact on operating profit compared to 2010. Sales for the quarter and year-to-date periods decreased $11 million and increased $60 million, respectively, due to currency effects versus 2010.
(b)	European 2011 sales for the quarter and year-to-date periods increased $1 million and $6 million, respectively, due to cost pass-through, with minimal impact on operating profit compared to 2010. Sales for the quarter and year-to-date periods increased $2 million and $65 million, respectively, due to currency effects versus 2010.
(c)	South American 2011 sales for the quarter and year-to-date periods increased $8 million and $27 million, respectively, due to higher cost pass-through, with minimal impact on operating profit compared to 2010. Sales for the quarter and year-to-date periods decreased $25 million and increased $88 million, respectively, due to currency effects versus 2010.
(d)	Asian 2011 sales for the quarter and year-to-date periods increased $1 million and $22 million, respectively, due to higher cost pass-through, with minimal impact on operating profit compared to 2010. Sales for the quarter and year-to-date periods decreased $1 million and increased $30 million, respectively, due to currency effects versus 2010.
(e)	Surface Technologies 2011 sales for the quarter and year-to-date periods increased $2 million and $8 million, respectively, due to higher cost pass-through, with minimal impact on operating profit compared to 2010. Sales for the quarter and year-to-date periods increased $1 million and $17 million, respectively due to currency effects versus 2010.

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PRAXAIR, INC. AND SUBSIDIARIES

QUARTERLY FINANCIAL SUMMARY

(Millions of dollars, except per share data)

(UNAUDITED)

	2011				2010
	Q4 (b)	Q3	Q2	Q1	Q4 (b)	Q3	Q2	Q1 (b)
FROM THE INCOME STATEMENT
Sales	$2,796	$2,896	$2,858	$2,702	$2,623	$2,538	$2,527	$2,428
Cost of sales	1,598	1,684	1,640	1,536	1,492	1,444	1,437	1,381
Selling, general and administrative	315	307	309	308	301	299	302	294
Depreciation and amortization	249	256	254	244	240	227	230	228
Research and development	23	22	23	22	23	19	19	18
Cost reduction program and other charges - net	1	—	—	—	58	—	—	27
Other income (expenses) – net	8	5	(5)	(1)	(4)	2	8	(1)

Operating profit	618	632	627	591	505	551	547	479
Interest expense - net	38	36	36	35	28	29	29	32
Income taxes	156	166	163	156	346	146	145	131
Income from equity investments	7	13	11	9	11	12	8	7

Net income (including noncontrolling interests)	431	443	439	409	142	388	381	323
Less: noncontrolling interests	(11)	(14)	(14)	(11)	(9)	(11)	(10)	(9)

Net income - Praxair, Inc.	$420	$429	$425	$398	$133	$377	$371	$314

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS
Diluted earnings per share	$1.38	$1.40	$1.38	$1.29	$0.43	$1.21	$1.19	$1.01
Cash dividends per share	$0.50	$0.50	$0.50	$0.50	$0.45	$0.45	$0.45	$0.45
Diluted weighted average shares outstanding (000’s)	303,700	305,623	308,253	308,595	310,733	311,608	311,109	311,159

FROM THE BALANCE SHEET
Total debt	$6,562	$6,310	$6,119	$5,838	$5,557	$5,077	$5,026	$5,404
Total capital	12,579	12,430	12,889	12,375	11,702	11,407	10,793	11,134
Debt-to-capital ratio (a)	52.2%	50.8%	47.5%	47.2%	47.5%	44.5%	46.6%	48.5%

FROM THE STATEMENT OF CASH FLOWS
Cash flow from operations	791	$732	$573	$359	$290	$596	$536	$483
Capital expenditures	572	458	433	334	451	324	325	288
Acquisitions	195	19	80	—	14	114	16	4
Cash dividends	149	150	151	152	137	139	137	138

OTHER INFORMATION
After-tax return on capital (ROC) (a)	14.5%	14.8%	14.7%	14.4%	14.4%	14.7%	14.7%	13.6%
Return on Praxair, Inc. shareholders’ equity (ROE) (a)	29.5%	28.3%	27.1%	26.6%	26.4%	26.4%	27.4%	25.4%
Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) (a)	$875	$901	$892	$844	$814	$790	$785	$741
Debt-to-adjusted EBITDA ratio (a)	1.8	1.7	1.7	1.7	1.6	1.6	1.7	1.8
Number of employees	26,184	25,793	25,678	25,482	26,261	26,025	25,877	26,010

SEGMENT DATA
SALES
North America	$1,399	$1,427	$1,371	$1,334	$1,310	$1,282	$1,281	$1,238
Europe	380	358	367	343	339	322	335	338
South America	532	607	611	558	516	506	490	458
Asia	325	341	341	310	308	287	280	258
Surface Technologies	160	163	168	157	150	141	141	136

Total sales	$2,796	$2,896	$2,858	$2,702	$2,623	$2,538	$2,527	$2,428

OPERATING PROFIT
North America	$364	$350	$336	$322	$311	$314	$294	$277
Europe	61	65	69	65	68	59	73	67
South America	118	140	139	133	114	117	114	109
Asia	52	51	56	46	50	38	44	34
Surface Technologies	24	26	27	25	20	23	22	19

Segment operating profit	619	632	627	591	563	551	547	506
Cost reduction program and other charges - net	(1)			—	(58)		—	(27)

Total operating profit	$618	$632	$627	$591	$505	$551	$547	$479

(a)	Non-GAAP measure, see Appendix.
(b)	The fourth quarter 2011 includes: (i) a net gain of $39 million ($37 million after-tax and noncontrolling interests, or $0.12 per diluted share) related to a gain on acquisition; and (ii) a pre-tax charge of $40 million ($31 million after-tax, or $0.10 per diluted share) related to the 2011 cost reduction program. The fourth quarter 2010 includes: (i) a net tax charge of $250 million, or $0.80 per diluted share, related to a Spanish income tax settlement; (ii) a pre-tax charge of $58 million ($40 million after-tax, or $0.13 per diluted share) related to the U.S. Homecare divestiture; and (iii) a net repatriation tax benefit of $35 million, or $0.11 per diluted share. The first quarter 2010 includes a charge of $27 million ($26 million after-tax, or $0.08 per diluted share), related to the Venezuela currency devaluation. Also, see the appendix for non-GAAP measures which exclude the impact of these items.

APPENDIX

NON-GAAP MEASURES

(Millions of dollars, except per share data)

(UNAUDITED)

The following non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s financing leverage, return on net assets employed and operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. Adjusted amounts exclude the impact of the 2011 fourth quarter gain on acquisition and cost reduction program while the 2010 fourth quarter excludes the Spanish income tax settlement, business divestiture and repatriation tax benefit and first quarter 2010 excludes the Venezuela currency devaluation which helps investors understand underlying performance on a comparable basis.

	2011					2010
	Year	Q4	Q3	Q2	Q1	Year	Q4	Q3	Q2	Q1

Debt to Capital Ratio - The debt-to-capital ratio is a measure used by investors, financial analysts and management to provide a measure of financial leverage and insights into how the company is financing its operations.

Total debt		$6,562	$6,310	$6,119	$5,838		$5,557	$5,077	$5,026	$5,404

Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests		220	—	—	—		—	—	—	—
Praxair, Inc. shareholders’ equity		5,488	5,753	6,400	6,165		5,792	5,991	5,452	5,398
Noncontrolling interests		309	368	370	372		353	339	315	332

Total equity and redeemable noncontrolling interests		6,017	6,121	6,770	6,537		6,145	6,330	5,767	5,730

Total Capital		$12,579	$12,430	$12,889	$12,375		$11,702	$11,407	$10,793	$11,134

Debt-to-capital ratio		52.2%	50.8%	47.5%	47.2%		47.5%	44.5%	46.6%	48.5%

After -tax return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Praxair, Inc. shareholders’ equity).

Adjusted operating profit (a)	$2,469	$619	$632	$627	$591	$2,167	$563	$551	$547	$506
Less: adjusted income taxes (a)	(647)	(162)	(166)	(163)	(156)	(572)	(149)	(146)	(145)	(132)

Add: Repatriation tax benefit							35
Less: tax benefit on interest expense	(41)	(11)	(10)	(10)	(10)	(33)	(8)	(8)	(8)	(9)
Add: income from equity investments	40	7	13	11	9	38	11	12	8	7

Net operating profit after-tax (NOPAT)	$1,821	$453	$469	$465	$434	$1,600	$417	$409	$402	$372

Beginning capital		$12,430	$12,889	$12,375	$11,702		$11,407	$10,793	$11,134	$10,703
Ending capital		$12,579	$12,430	$12,889	$12,375		$11,702	$11,407	$10,793	$11,134
Average capital		$12,504	$12,659	$12,632	$12,039		$11,555	$11,100	$10,964	$10,919
Average capital - 5 quarter average	$12,395					$11,148

ROC %	14.7%	3.6%	3.7%	3.7%	3.6%	14.4%	3.6%	3.7%	3.7%	3.4%

ROC % (annualized)	14.7%	14.5%	14.8%	14.7%	14.4%	14.4%	14.4%	14.7%	14.7%	13.6%

Return on Praxair, Inc. Shareholder’s equity (ROE) - Return on Praxair, Inc. shareholders’ equity is a measure used by investors, financial analysts and management to evaluate operating performance from a Praxair shareholder perspective. ROE measures the net income attributable to Praxair, Inc. that the company was able to generate with the money shareholders have invested.

Adjusted net income - Praxair, Inc. (a)	$1,666	$414	$429	$425	$398	$1,476	$388	$377	$371	$340

Beginning Praxair, Inc. shareholders’ equity		$5,753	$6,400	$6,165	$5,792		$5,991	$5,452	$5,398	$5,315
Ending Praxair, Inc. shareholders’ equity		$5,488	$5,753	$6,400	$6,165		$5,792	$5,991	$5,452	$5,398
Average Praxair, Inc. shareholders’ equity		$5,621	$6,077	$6,283	$5,979		$5,892	$5,722	$5,425	$5,357
Average Praxair shareholders’ equity - 5 quarter average	$5,920					$5,590

ROE %	28.2%	7.4%	7.1%	6.8%	6.7%	26.4%	6.6%	6.6%	6.8%	6.3%

ROE % (annualized)	28.2%	29.5%	28.3%	27.1%	26.6%	26.4%	26.4%	26.4%	27.4%	25.4%

Adjusted EBITDA and Debt-to-Adjusted EBITDA Ratio - These measures are used by investors, financial analysts and management to assess a company’s ability to meet it’s financial obligations.

Adjusted net income - Praxair, Inc. (a)	$1,666	$414	$429	$425	$398	$1,476	$388	$377	$371	$340
Add: noncontrolling interests (a)	51	12	14	14	11	39	9	11	10	9
Add: interest expense - net	145	38	36	36	35	118	28	29	29	32
Add: adjusted income taxes (a)	647	162	166	163	156	572	149	146	145	132
Add: depreciation and amortization	1,002	249	256	254	244	925	240	227	230	228

Adjusted EBITDA	$3,511	$875	$901	$892	$844	$3,130	$814	$790	$785	$741

Beginning total debt		$6,310	$6,119	$5,838	$5,557		$5,077	$5,026	$5,404	$5,055
Ending total debt		$6,562	$6,310	$6,119	$5,838		$5,557	$5,077	$5,026	$5,404
Average total debt		$6,436	$6,215	$5,979	$5,698		$5,317	$5,052	$5,215	$5,230
Average total debt - 5 quarter average	$6,077					$5,224

Debt-to-adjusted EBITDA ratio	1.7	7.4	6.9	6.7	6.8	1.7	6.5	6.4	6.6	7.1

Debt-to-adjusted EBITDA ratio (annualized)	1.7	1.8	1.7	1.7	1.7	1.7	1.6	1.6	1.7	1.8

(a)	The following table presents adjusted amounts for Operating Profit and Operating Profit Margin, Income Taxes, Effective Tax Rate, Noncontrolling Interest, Net income - Praxair, Inc., and Diluted EPS for the Fourth Quarter and full year 2011 as well as the First, Fourth Quarter and full year of 2010. Additionally, this table presents the percentage change in Diluted EPS Guidance for the full year 2012.

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	Year	Fourth Quarter	Year	Fourth Quarter	First Quarter
	2011	2011	2010	2010	2010
Adjusted Operating Profit and Operating Profit Margin
Reported operating profit	$2,468	$618	$2,082	$505	$479
Less: Gain on acquisition	(39)	(39)	—	—	—
Add: Cost reduction program	40	40	—	—	—
Add: U.S. Homecare divestiture	—	—	58	58	—
Add: Venezuela currency devaluation	—	—	27	—	27

Total adjustments	1	1	85	58	27

Adjusted operating profit	$2,469	$619	$2,167	$563	$506

Percentage change from 2010 fourth quarter		10%
Percentage change from 2010 year	14%

Reported sales	$11,252	$2,796	$10,116	$2,623	$2,428
Adjusted operating profit margin	21.9%	22.1%	21.4%	21.5%	20.8%

Adjusted Income Taxes
Reported income taxes	$641	$156	$768	$346	$131
Add: Cost reduction program	9	9	—	—	—
Less: Gain on acquisition	(3)	(3)	—	—	—
Less: Spanish income tax settlement	—	—	(250)	(250)	—
Add: U.S. Homecare divestiture	—	—	18	18	—
Add: Repatriation tax benefit	—	—	35	35	—
Add: Venezuela currency devaluation	—	—	1	—	1

Total adjustments	6	6	(196)	(197)	1

Adjusted income taxes	$647	$162	$572	$149	$132

Adjusted Effective Tax Rate
Reported income before income taxes and equity investments	$2,323	$580	$1,964	$477	$447
Less: Gain on acquisition	(39)	(39)	—	—	—
Add: Cost reduction program	40	40	—	—	—
Add: U.S. Homecare divestiture	—	—	58	58	—
Add: Venezuela currency devaluation	—	—	27	—	27

Total adjustments	1	1	85	58	27

Adjusted income before income taxes and equity investments	$2,324	$581	$2,049	$535	$474

Adjusted income taxes (above)	$647	$162	$572	$149	$132
Adjusted effective tax rate	28%	28%	28%	28%	28%

Adjusted Noncontrolling interest
Reported noncontrolling interest	$50	$11
Add: Gain on acquisition	1	1

Adjusted noncontrolling interest	$51	$12

Adjusted Net Income - Praxair, Inc.
Reported net income - Praxair, Inc.	$1,672	$420	$1,195	$133	$314
Less: Gain on acquisition	(37)	(37)	—	—	—
Add: Cost reduction program	31	31	—	—	—
Add: Spanish income tax settlement	—	—	250	250	—
Add: U.S. Homecare divestiture	—	—	40	40	—
Less: Repatriation tax benefit	—	—	(35)	(35)	—
Add: Venezuela currency devaluation and other charges (b)	—	—	26	—	26

Total adjustments	(6)	(6)	281	255	26

Adjusted net income - Praxair, Inc.	$1,666	$414	$1,476	$388	$340

Percentage change from 2010 fourth quarter		7%
Percentage change from 2010 year	13%

Adjusted Diluted EPS
Reported diluted EPS	$5.45	$1.38	$3.84	$0.43	$1.01
Less: Gain on acquisition	(0.12)	(0.12)	—	—	—
Add: Cost reduction program	0.10	0.10	—	—	—
Add: Spanish income tax settlement	—	—	0.80	0.80	—
Add: U.S. Homecare divestiture	—	—	0.13	0.13	—
Less: Repatriation tax benefit	—	—	(0.11)	(0.11)	—
Add: Venezuela currency devaluation	—	—	0.08	—	0.08

Total adjustments	(0.02)	(0.02)	0.90	0.82	0.08

Adjusted diluted EPS	$5.43	$1.36	$4.74	$1.25	$1.09

Percentage change from 2010 fourth quarter		9%
Percentage change from 2010 year	15%

Percentage Change in Adjusted Full Year and First Quarter 2012 Diluted EPS Guidance

	Full Year 2012		First Quarter 2012
	Low End	High End	Low End	High End
2012 diluted EPS guidance	$5.70	$5.90	$1.33	$1.38
Add: estimated negative currency impact	0.25	0.25	0.07	0.07

2012 diluted EPS guidance, excluding currency impact	$5.95	$6.15	$1.40	$1.45

2011 Adjusted diluted EPS (above)	$5.43	$5.43	$1.29	$1.29

Percentage change from 2011	5%	9%	3%	7%

Percentage change from 2011, excluding currency impact	10%	13%	9%	12%